UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 20, 2010

NEXT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-25247	95-4675095
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7625 HAMILTON PARK DRIVE, SUITE 12, CHATTANOOGA, TENNESSEE 37421
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(423) 296-8213
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

On September 20, 2010, Next, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Next Marketing, Inc., a Delaware corporation, completed the disposition of substantially all of the assets of Next Marketing for approximately $3,184,000 (the "Transaction") under the Asset Purchase Agreement with T-Shirt International, Inc., a West Virginia corporation (the "Buyer"), dated as of August 16, 2010.

The proceeds from the transaction will be applied to reduce the Company's outstanding bank debt and ongoing costs associated with the completion of the liquidation and dissolution of the Company.

Under the Transaction, the Buyer acquired substantially all of Next Marketing's inventory, intangible assets (including trademarks), contracts, licenses, and certain other assets.

The description of the Asset Purchase Agreement described above is qualified in its entirety by reference to the terms of the Asset Purchase Agreement previously filed as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission on August 20, 2010.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the consummation of the Transaction, the Company eliminated the position of David O. Cole, Chief Financial Officer and Secretary of the Company.

Robert M. Budd, the Company's President and Chief Executive Officer, will also serve as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:  September 22, 2010

By:/s/ Robert M. Budd

Robert M. Budd

President and Chief Executive Officer